Report of Independent Registered Public Accounting Firm


To the Board of Trustees/Directors and Shareholders of Nuveen
Investment Trust, Nuveen Investment Trust II and Nuveen Investment
Funds, Inc.:

In planning and performing our audits of the financial statements of the funds listed in Appendix A ( the Funds ) as of and for the year ended June 30, 2015, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds internal control over financial reporting.
The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company;
(2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and the Board of Trustees/ Directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight
Board (United States). However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of June 30, 2015.


This report is intended solely for the information and use of management and the Board of Trustees/Directors of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



PricewaterhouseCoopers LLP
Chicago, IL
August 26, 2015















































Appendix A



Nuveen Investment Trust

 Each a series of Nuveen Investment Trust:
Nuveen NWQ Global Equity Fund
Nuveen NWQ Global Equity Income Fund
(formerly known as Nuveen NWQ Equity Income Fund)
Nuveen NWQ Multi-Cap Value Fund
Nuveen NWQ Large-Cap Value Fund
Nuveen  NWQ Small/Mid-Cap Value Fund
Nuveen NWQ Small-Cap Value Fund
Nuveen Tradewinds Value Opportunities Fund
Nuveen Global Total Return Bond Fund
Nuveen U.S. Infrastructure Bond Fund


Nuveen Investment Trust II

 Each a series of Nuveen Investment Trust II:
Nuveen Symphony Dynamic Equity Fund



Nuveen Investment Funds, Inc.

 Each a series of Nuveen Investment Funds, Inc.:
Nuveen Core Bond Fund
Nuveen Core Plus Bond Fund
Nuveen Inflation Protected Securities Fund
Nuveen Intermediate Government Bond Fund
Nuveen Short Term Bond Fund
Nuveen High Income Bond Fund
Nuveen Strategic Income Fund



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